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Exhibit 99.2

FIRST DATA CORPORATION
OFFER TO EXCHANGE

$785,000,000 AGGREGATE PRINCIPAL AMOUNT OF ITS 11.25% SENIOR NOTES DUE 2021,
WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, FOR
ANY AND ALL OF ITS OUTSTANDING UNREGISTERED 11.25% SENIOR NOTES DUE 2021

$815,000,000 AGGREGATE PRINCIPAL AMOUNT OF ITS 10.625% SENIOR NOTES DUE 2021,
WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, FOR
ANY AND ALL OF ITS OUTSTANDING UNREGISTERED 10.625% SENIOR NOTES DUE 2021

AND

$2,475,000,000 AGGREGATE PRINCIPAL AMOUNT OF ITS 11.75% SENIOR SUBORDINATED NOTES DUE 2021,
WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, FOR
ANY AND ALL OF ITS OUTSTANDING UNREGISTERED 11.75% SENIOR SUBORDINATED NOTES DUE 2021

, 2014

To Brokers, Dealers, Commercial Banks,
     Trust Companies and other Nominees:

        As described in the enclosed Prospectus, dated                        , 2014 (as the same may be amended or supplemented from time to time, the "Prospectus"), and Letter of Transmittal (the "Letter of Transmittal"), First Data Corporation (the "Company") and certain subsidiaries of the Company (the "Guarantors"), are offering to exchange (the "Exchange Offer") an aggregate principal amount of up to $785,000,000 of its 11.25% Senior Notes due 2021, an aggregate principal amount of up to $815,000,000 of its 10.625% Senior Notes due 2021 and an aggregate principal amount of up to $2,475,000,000 of its 11.75% Senior Subordinated Notes due 2021 (collectively, the "Exchange Notes"), which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), for any and all of its outstanding unregistered 11.25% Senior Notes due 2021, any and all of its outstanding unregistered 10.625% Senior Notes due 2021 and any and all of its outstanding unregistered 11.75% Senior Subordinated Notes due 2021, respectively (the "Outstanding Notes") in integral multiples of $2,000 and multiples of $1,000 in excess thereof upon the terms and subject to the conditions of the enclosed Prospectus and Letter of Transmittal. The terms of the Exchange Notes are identical in all material respects (including principal amount, interest rate and maturity) to the terms of the applicable Outstanding Notes, except that the Exchange Notes are freely transferable by holders thereof and are not subject to any covenant regarding registration under the Securities Act. The Outstanding Notes are unconditionally guaranteed (the "Old Guarantees") by the Guarantors, and the Exchange Notes will be unconditionally guaranteed (the "New Guarantees") by the Guarantors. Upon the terms and subject to the conditions set forth in the Prospectus and the Letter of Transmittal, the Guarantors offer to issue the New Guarantees with respect to all Exchange Notes issued in the Exchange Offer in exchange for the Old Guarantees of the Outstanding Notes. Throughout this letter, unless the context otherwise requires and whether so expressed or not, references to the "Exchange Offer" include the Guarantors' offer to exchange the New Guarantees for the Old Guarantees, references to the "Exchange Notes" include the New Guarantees and references to the "Outstanding Notes" include the Old Guarantees. The Company will accept for exchange any and all Outstanding Notes properly tendered according to the terms of the Prospectus and the Letter of Transmittal. Consummation of the Exchange Offer is subject to certain conditions described in the Prospectus.

        WE URGE YOU TO PROMPTLY CONTACT YOUR CLIENTS FOR WHOM YOU HOLD OUTSTANDING NOTES REGISTERED IN YOUR NAME OR IN THE NAME OF YOUR NOMINEE. PLEASE BRING THE EXCHANGE OFFER TO THEIR ATTENTION AS PROMPTLY AS POSSIBLE.

        Enclosed are copies of the following documents:

  1.
  The Prospectus;

  2.
  The Letter of Transmittal for your use in connection with the tender of Outstanding Notes and for the information of your clients, including a Substitute Form W-9 and Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 (providing information relating to U.S. federal income tax backup withholding);

  3.
  A form of Notice of Guaranteed Delivery; and

  4.
  A form of letter, including a letter of instructions to a registered holder from a beneficial owner, which you may use to correspond with your clients for whose accounts you hold Outstanding Notes that are registered in your name or the name of your nominee, with space provided for obtaining such clients' instructions regarding the Exchange Offer.

        Your prompt action is requested. Please note that the Exchange Offer will expire at 11:59 p.m., New York City time, on            , 2014 (the "Expiration Date"), unless the Company otherwise extends the Exchange Offer.

        To participate in the Exchange Offer, certificates for Outstanding Notes, together with a duly executed and properly completed Letter of Transmittal or facsimile thereof, or a timely confirmation of a book-entry transfer of such Outstanding Notes into the account of Wells Fargo Bank, Nation Association (the "Exchange Agent"), at the book-entry transfer facility, with any required signature guarantees, and any other required documents, must be received by the Exchange Agent by the Expiration Date as indicated in the Prospectus and the Letter of Transmittal.

        The Company will not pay any fees or commissions to any broker or dealer or to any other persons (other than the Exchange Agent) in connection with the solicitation of tenders of the Outstanding Notes pursuant to the Exchange Offer. However, the Company will pay or cause to be paid any transfer taxes, if any, applicable to the tender of the Outstanding Notes to it or its order, except as otherwise provided in the Prospectus and Letter of Transmittal.

        If holders of the Outstanding Notes wish to tender, but it is impracticable for them to forward their Outstanding Notes prior to the Expiration Date or to comply with the book-entry transfer procedures on a timely basis, a tender may be effected by following the guaranteed delivery procedures described in the Prospectus and in the Letter of Transmittal.

        Any inquiries you may have with respect to the Exchange Offer should be addressed to the Exchange Agent at its address and telephone number set forth in the enclosed Prospectus and Letter of Transmittal. Additional copies of the enclosed materials may be obtained from the Exchange Agent.

Very truly yours,

FIRST DATA CORPORATION

        NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON AS AN AGENT OF THE COMPANY OR THE EXCHANGE AGENT, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENTS ON BEHALF OF EITHER OF THEM IN CONNECTION WITH THE EXCHANGE OFFER, OTHER THAN THE DOCUMENTS ENCLOSED HEREWITH AND THE STATEMENTS EXPRESSLY CONTAINED THEREIN.

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  Exhibit 99.2